UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 29, 2026

FORGE NANO, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	333-295563-01	45-2393850
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

12300 Grant St. #100 Thornton, Colorado		80241
(Address of principal executive offices)		(Zip Code)

(720) 259-8579

(Registrant’s telephone number, including area code)

NOT APPLICABLE
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.02.	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On September 29, 2026, Forge Nano, Inc. (the “Company”) appointed Arrelaine Dameron, currently Chief Scientific Officer of the Company, to the role of Chief Operating Officer of the Company, effective immediately. Wyman Fang will continue to serve as Chief Strategic Officer – Semiconductor.

Dr. Dameron, age 47, has served as Chief Scientific Officer of Forge Nano since January 2026. Prior to that role, Dr. Dameron held the position of Executive Vice President of R&D and Coating Operations, Vice President of Research and Development, and previously served as Director of Research and Development at Forge Nano, which she joined in 2016. From 2008 to 2016, she held various positions at the National Renewable Energy Laboratory, where her work centered on atomic layer deposition and sputtering processes for transparent conducting materials, permeation barrier testing and catalyst deposition on carbon scaffolds for fuel cell applications. Dr. Dameron graduated from the University of California, Santa Barbara with a Bachelor of Science in Creative Studies (Chemistry) and holds a Doctor of Philosophy in Physical Chemistry from Pennsylvania State University.

Other than as described herein, there have been no arrangements, understandings or family relationships between the Company and Dr. Dameron reportable under Item 401(b) or (d) of Regulation S-K, and there have been no transactions with respect to Dr. Dameron reportable under Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

FORGE NANO, INC.

Date: October 5, 2026	By:	/s/ Michael Kleinberg
		Name:	Michael Kleinberg
		Title:	Chief Financial Officer